Exhibit 99.1

For additional information, contact:

Rick L. Hull, President & CEO

Ohio Legacy Corp

(330) 244-2985

FOR RELEASE: March 13, 2012

SUBJECT: OHIO LEGACY CORP REPORTS FOURTH QUARTER EARNINGS

NORTH CANTON, OHIO—Ohio Legacy Corp (the “Company”), parent company of Premier Bank & Trust (the “Bank”), reported net income of $2,808,000, or $0.14 per common share, for the three months ended December 31, 2011 compared to a loss of $45,000 for the three months ended December 31, 2010. For the year ended December 31, 2011, the Company earned $1,820,000, or $0.09 per common share, compared to a loss of $3,110,000, or a loss of $0.18 per common share for the year ended December 31, 2010.

A gain on the sale of $74.3 million in deposits associated with two branches located in Wooster, Ohio, contributed approximately $3.5 million to noninterest income during the fourth quarter of 2011, and a gain on the assignment of an office lease related to the deposit sale totaled approximately $218,000. Net loans sold in connection with the branch deposit sale totaled $9.1 million. Costs associated with the branch disposal totaled $46,000 for the fourth quarter and $212,000 for 2011.

Asset management revenue increased to $744,000 in 2011 from $224,000 in 2010 based on a full year of operation for the Wealth business which commenced during the second quarter of 2010. Assets under management at yearend 2011 totaled $105 million. The Bank’s wealth office located in St. Clairsville, Ohio, recently expanded to include a full service branch office that opened in February 2012.

Net interest income—the difference between interest income and interest expense—increased $131,000 for the fourth quarter of 2011 compared to the same quarter of 2010. For the year ended December 31, 2011, net interest income increased $340,000. The Company’s net interest margin increased to 3.19% for 2011 compared to 2.93% for 2010. On a linked quarter basis, the net interest margin for the fourth quarter of 2011 was 3.62%, up from 2.95% for the third quarter of 2011.

The provision expense for loan losses for the fourth quarter of 2011 was $288,000 compared to a negative loan loss provision of $257,000 for the fourth quarter of 2010. Provision expense for 2011 was $153,000 compared to a negative provision of $116,000 for 2010. Net loans increased to $108.3 million at yearend 2011 compared to $101.1 million at yearend 2010, following the $9.1 million in loans sold related to the Wooster transaction.

Total deposits decreased by $39.2 million at yearend 2011 to $104.0 million from $143.2 million at yearend 2010 following the sale of $74.3 million in deposits during the fourth quarter of 2011. Excluding the deposits sold, deposits would have increased an estimated $35 million.

Non-interest expense increased during the fourth quarter of 2011 to $2,150,000 compared to $2,126,000 for the fourth quarter of 2010. For the year ended December 31, 2011, non-interest expense decreased to $8,355,000 compared to $8,934,000 for 2010. Non-interest expense for 2011 included $212,000 in expenses related to the branch deposit sale, and non-interest expense for 2010 included $517,000 in non-recurring investor expenses associated with the Company’s stock issuance in February 2010.

The Bank’s Tier One regulatory capital totaled $18.1 million at yearend 2011. The Tier One leverage ratio was 12.1%, and total risk-based capital to risk-weighted assets ratio was 17.7%. Asset quality improved with classified loan balances decreasing to $6.3 million at yearend 2011 from $8.5 million at yearend 2010. In addition, loans monitored as special mention declined to $3.3 at yearend 2011 from $7.5 million at yearend 2010. Assets acquired in settlement of loans, which includes other real estate owned, declined to $2.0 million at yearend 2011 from $2.4 million at yearend 2010. In September 2011, the Company announced termination of the Bank’s Consent Order by Office of the Comptroller of the Currency (the “OCC”), its primary regulator.

“In the third quarter of 2011 we were relieved of the regulatory order from the OCC. In the fourth quarter, we finalized the sale of the Wooster portion of our franchise,” stated Rick L. Hull, President & CEO. Hull further stated, “Over the course of 2011 we improved every aspect of our core business; we increased lending in every area, grew our deposits, and added significant assets under management by our Wealth department--all while effectively managing controllable operating expenses. We are pleased with our progress and have positioned ourselves for growth opportunities to leverage both our capital and market positions in 2012.”

Ohio Legacy Corp is a bank holding company with total assets of $147 million with Premier Bank & Trust offices in North Canton and St. Clairsville, Ohio. Ohio Legacy Corp stock trades on the NASDAQ Capital Market under the symbol OLCB.

Forward-looking Statements

In addition to historic information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may", "will", "expects", "should", "believes", "plans", "anticipates", "estimates", "predicts", "potential", "continue", or other words of similar meaning. Readers should not place undue reliance on forward-looking statements, which reflect management's opinion only as of the date on which they were made and, due to many factors, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward looking statements. These factors include general economic conditions which could increase loan losses above loan loss reserves, competition from other banking institutions, financial institutions and nonbank or non-regulated companies or firms that engage in similar activities with significantly greater resources, credit, market, operational, liquidity and interest rate risks, fiscal and monetary policies and legislation impacting future operations and performance and adverse business conditions. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review these and other risk factors described in Company reports filed with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and December 31, 2010

	2011	2010
ASSETS
Cash and due from banks	$778,689	$1,121,473
Federal funds sold and interest-bearing deposits in financial institutions	19,267,467	31,560,745
Cash and cash equivalents	20,046,156	32,682,218
Certificate of deposit in financial institution	100,000	100,000
Securities available for sale	10,677,644	25,206,895
Securities held to maturity (fair value December 31, 2011 - $0, December 31, 2010 - $2,885,216)	-	2,815,634
Loans held for sale	895,610	636,794
Loans, net of allowance of $2,484,478 and $3,055,766 at December 31, 2011 and December 31, 2010	108,277,319	101,146,194
Federal bank stock	1,597,850	1,557,700
Premises and equipment, net	2,452,627	3,461,455
Assets acquired in settlement of loans	2,012,752	2,351,302
Accrued interest receivable and other assets	541,409	658,779
Total assets	$146,601,367	$170,616,971

Commitments and contingent liabilities	-	-

LIABILITIES
Deposits:
Noninterest-bearing demand	$21,017,215	$20,760,836
Interest-bearing demand	6,190,520	9,564,745
Savings	38,537,916	59,285,422
Certificates of deposit, net	38,216,813	53,604,644
Total deposits	103,962,464	143,215,647
Repurchase agreements	4,213,612	4,391,252
Short-term Federal Home Loan Bank advances	13,000,000	-
Long-term Federal Home Loan Bank advances	6,000,000	5,000,000
Capital lease obligations	-	407,593
Accrued interest payable and other liabilities	837,203	1,131,963
Total liabilities	$128,013,279	$154,146,455

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	-	-
Common stock, no par value;
December 31, 2011 and December 31, 2010: 22,500,000 shared authorized, 19,714,564 shares issued and outstanding	35,806,662	35,603,803
Accumulated deficit	(17,468,889)	(19,289,011)
Accumulated other comprehensive income	250,315	155,724
Total shareholders' equity	18,588,088	16,470,516
Total liabilities and shareholders' equity	$146,601,367	$170,616,971

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the year ended
	December 31,		December 31,
	2011	2010	2011	2010
Interest and dividend income:
Loans, including fees	$1,374,163	$1,371,711	$5,529,061	$5,745,760
Securities, taxable	49,082	170,398	372,574	897,438
Securities, tax-exempt	17,239	28,187	98,851	113,900
Interest-bearing deposits, federal funds sold and other	14,380	19,059	79,554	76,397
Dividends on federal bank stock	18,521	18,344	74,566	71,390
Total interest and dividend income	1,473,385	1,607,699	6,154,606	6,904,885

Interest expense:
Deposits	160,551	392,197	1,037,267	1,846,924
Short-term Federal Home Loan Bank advances	11,783	-	4,381	-
Long-term Federal Home Loan Bank advances	-	30,650	21,156	279,955
Repurchase agreements	2,768	2,978	11,036	8,909
Capital leases	2,267	16,692	49,966	68,790
Investor notes	-	-	-	9,693
Total interest expense	177,369	442,517	1,123,806	2,214,271
Net interest income	1,296,016	1,165,182	5,030,800	4,690,614
Provision for loan losses	287,974	(256,890)	152,905	(116,147)
Net interest income after provision for loan losses	1,008,042	1,422,072	4,877,895	4,806,761
Noninterest income:
Service charges and other fees	87,623	177,698	551,361	710,253
Trust and brokerage fee income	202,523	131,081	743,850	223,625
Gain on sales of securities available for sale, net	-	124,936	358,030	156,165
Other than temporary impairment loss:	-	-
Total impairment loss	-	-	-	(47,200)
Loss recognized in other comprehensive income	-	-	-	-
Net impairment loss recognized in earnings	-	-	-	(47,200)
Gain on sale of loans	38,204	53,033	109,629	68,084
Gain on sale of branch deposits	3,526,070	-	3,526,070	-
Gain on assignment of branch lease	217,532	-	217,532	-
Loss on disposition of other real estate owned	(145,884)	(39,570)	(268,117)	(341,631)
Loss on disposition of fixed assets	(69)	-	(3,818)	(8,699)
Other income	24,101	9,961	62,549	53,574
Total noninterest income	3,950,100	457,139	5,297,086	814,171

Noninterest expense:
Salaries and benefits	1,170,798	1,054,811	4,228,249	3,970,412
Occupancy and equipment	225,534	258,073	954,872	930,594
Professional fees	113,770	160,814	579,491	767,586
Franchise tax	51,649	6,666	209,824	29,466
Data processing	183,551	178,048	728,243	722,155
Marketing and advertising	23,551	3,362	74,669	129,817
Stationery and supplies	17,491	21,674	71,362	80,157
Amortization of intangible asset	-	-	-	-
Deposit expense and insurance	90,008	110,735	389,509	496,727
Branch disposal expenses	45,697	-	212,383	-
Investor expenses	-	-	-	517,222
Other expenses	228,390	332,150	906,257	1,289,407
Total noninterest expense	2,150,439	2,126,333	8,354,859	8,933,543
Net income (loss) before income taxes	2,807,703	(247,122)	1,820,122	(3,312,611)
Income tax expense (benefit)	-	(202,501)	-	(202,501)
Net income (loss)	$2,807,703	$(44,621)	$1,820,122	$(3,110,110)

Basic income (loss) per share	$0.14	$(0.00)	$0.09	$(0.18)
Diluted income (loss) per share	$0.14	$(0.00)	$0.09	$(0.18)